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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Canton Management Group, Inc.
DBA Progressive Health Management, Inc.
(A Development Stage Company)
Jackson, Mississippi

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated August 7, 1996, relating to the financial statements of Canton Management Group, Inc. DBA Progressive Health Management, Inc. (A Development Stage Company) for the year ended June 30, 1995 which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          Semple & Cooper, P.L.C.

Phoenix, Arizona

October 30, 1996